Exhibit 99.2

RED LION HOTELS CORPORATION

Unaudited Condensed Consolidated Balance Sheets

As of September 30, 2019

(In thousands, except share data)

	As Reported	Less: Atlanta Hotel Asset Previously Sold		Atlanta Pro Forma Adjustments		Less: SLC Hotel Asset Sold		SLC Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	18,267	3,653	a	93	f	21,211	a	370	f	34,391
				619	g			(9,822	) i
Restricted cash	2,930			(619	) g					2,311
Accounts receivable, net	19,496			(338	) f			(1,022	) f	18,136
Notes receivable, net	4,188									4,188
Other current assets	4,961			(174	) f			(116	) f	4,671

Total current assets	49,842	3,653		(419)		21,211		(10,590)		63,697

Property and equipment, net	107,554	(11,500	) b			(26,032	) b			70,022
Operating lease right-of-use assets	48,553									48,553
Goodwill	18,595									18,595
Intangible assets, net	58,233									58,233
Other assets, net	5,085									5,085

Total assets	287,862	(7,847)		(419)		(4,821)		(10,590)		264,185

LIABILITIES
Current liabilities:
Accounts payable	5,176			(192	) f			(322	) f	4,662
Accrued payroll and related benefits	1,868			(54	) f			(146	) f	1,668
Other accrued liabilities	5,519			(173	) f	(127	) d	(300	) f	4,919
Long-term debt, due within one year	24,628	(8,171	) c							16,457
Operating lease liabilities, due within one year	4,801									4,801

Total current liabilities	41,992	(8,171)		(419)		(127)		(768)		32,507

Long-term debt, due after one year, net of debt issuance costs	20,496					(10,939	) c			9,557
Line of credit, due after one year	10,000									10,000
Operating lease liabilities, due after one year	46,871									46,871
Deferred income and other long-term liabilities	1,541	(38	) d			(240	) d			1,263
Deferred income taxes	1,217									1,217

Total liabilities	122,117	(8,209)		(419)		(11,306)		(768)		101,415

Commitments and contingencies
STOCKHOLDERS’ EQUITY
RLH Corporation stockholders' equity
Preferred stock - 5,000,000 shares authorized; $0.01 par value; no shares issued or outstanding	—									—
Common stock - 50,000,000 shares authorized; $0.01 par value; 25,075,912 and 24,570,158 shares issued and outstanding	252									252
Additional paid-in capital, common stock	182,723			(71	) h					182,652
Accumulated deficit	(26,923)	199	e			3,567	e			(23,157)

Total RLH Corporation stockholders’ equity	156,052	199		(71)		3,567		—		159,747
Noncontrolling interest	9,693	163	e	71	h	2,918	e	(9,822	) i	3,023

Total stockholders’ equity	165,745	362		—		6,485		(9,822)		162,770

Total liabilities and stockholders’ equity	287,862	(7,847)		(419)		(4,821)		(10,590)		264,185

a	- Reflects the cash from the sale of assets less selling costs and the repayment of debt
b	- Reflects the book value of assets sold
c	- Reflects the elimination of debt after full repayment
d	- Reflects the leases and/or equipment financing assumed by the purchaser
e	- Reflects the gain on sale
f	- Reflects the settlement of working capital
g	- Reflects the release of restricted cash related to the assets sold and repayment of debt
h	- Reflects the elimination of the noncontrolling interest
i	- Reflects the proforma distribution of cash to the noncontrolling interest.

RED LION HOTELS CORPORATION

Unaudited Pro Forma Condensed Consolidated Statements of Comprehensive Income (Loss)

For the year ended December 31, 2018

(In thousands, except per share data)

	As Reported	Less: Previously Sold Hotels (j)	Prev Sold Pro Forma Adjustments		Less: SLC Hotel Asset Sold	SLC Pro Forma Adjustments		Pro Forma
Revenue:
Royalty	22,309		317	l		244	l	22,870
Other franchise	5,537							5,537
Company operated hotels	82,021	(20,510)			(9,574)			51,937
Marketing, reservations and reimbursables	25,948		978	l		508	l	27,434
Other	34							34

Total revenues	135,849	(20,510)	1,295		(9,574)	752		107,812

Operating expenses:
Selling, general, administrative and other expenses	32,122							32,122
Company operated hotels	67,314	(17,665)			(7,568)			42,081
Marketing, reservations and reimbursables	26,877		978	l		508	l	28,363
Depreciation and amortization	17,003	(2,448)			(1,918)			12,637
Asset impairment	10,582							10,582
Loss (gain) on asset dispositions, net	(42,021)	40,713			830			(478)
Acquisition and integration costs	2,219							2,219

Total operating expenses	114,096	20,600	978		(8,656)	508		127,526

Operating income (loss)	21,753	(41,110)	317		(918)	244		(19,714)
Other income (expense):
Interest expense	(6,209)	2,479			478			(3,252)
Loss on early retirement of debt	(794)							(794)
Other income (expense), net	265	(2)						263

Total other income (expense)	(6,738)	2,477	—		478	—		(3,783)

Income (loss) from continuing operations before taxes	15,015	(38,633)	317		(440)	244		(23,497)
Income tax expense (benefit)	(71)							(71)

Net income (loss)	15,086	(38,633)	317		(440)	244		(23,426)
Net (income) loss attributable to noncontrolling interest	(13,129)	17,385			198			4,454

Net income (loss) and comprehensive income (loss) attributable to RLHC	1,957	(21,248)	317		(242)	244		(18,972)

Earnings (loss) per share - basic	$0.08							$(0.78)
Earnings (loss) per share - diluted	$0.08							$(0.78)
Weighted average shares - basic	24,392							24,392
Weighted average shares - diluted	25,477							24,392

j	- Includes the actual results for the nine company operated hotels sold during the year ended December 31, 2018 and one company operated hotel sold in November 2019.
l

- Reflects the franchise income and related expenses that would have been received under the existing intercompany franchise agreement. Does not represent the impact of the franchise agreements with the new owners of the assets.

RED LION HOTELS CORPORATION

Unaudited Pro Forma Condensed Consolidated Statements of Comprehensive Income (Loss)

For the nine months ended September 30, 2019

(In thousands, except per share data)

	As Reported	Less: Previously Sold Hotels (j)	Prev Sold Pro Forma Adjustments		Less: SLC Asset Sold	SLC Pro Forma Adjustments		Pro Forma
Revenue:
Royalty	17,516		104	l		192	l	17,812
Other franchise	3,772							3,772
Company operated hotels	43,839	(3,665)			(7,464)			32,710
Marketing, reservations and reimbursables	22,632		256	l		276	l	23,164
Other	13							13

Total revenues	87,772	(3,665)	360		(7,464)	468		77,471

Operating expenses:
Selling, general, administrative and other expenses	21,921							21,921
Company operated hotels	36,750	(3,190)			(5,871)			27,689
Marketing, reservations and reimbursables	22,088		256	l		276	l	22,620
Depreciation and amortization	11,192	(510)			(1,377)			9,305
Asset impairment	5,382							5,382
Loss (gain) on asset dispositions, net	45							45
Transaction costs	436							436

Total operating expenses	97,814	(3,700)	256		(7,248)	276		87,398

Operating income (loss)	(10,042)	35	104		(216)	192		(9,927)
Other income (expense):
Interest expense	(3,690)	803			311			(2,576)
Loss on early retirement of debt	(164)							(164)
Other income (expense), net	121	(2)						119

Total other income (expense)	(3,733)	801	—		311	—		(2,621)

Income (loss) from continuing operations before taxes	(13,775)	836	104		95	192		(12,548)
Income tax expense (benefit)	676							676

Net income (loss)	(14,451)	836	104		95	192		(13,224)
Net (income) loss attributable to noncontrolling interest	4,040	(376)			(43)			3,621

Net income (loss) and comprehensive income (loss) attributable to RLHC	(10,411)	460	104		52	192		(9,603)

Earnings (loss) per share - basic	$(0.42)							$(0.39)
Earnings (loss) per share - diluted	$(0.42)							$(0.39)
Weighted average shares - basic	24,859							24,859
Weighted average shares - diluted	24,859							24,859

j	- Includes the actual results for the one company operated hotel sold in November 2019.
l

- Reflects the franchise income and related expenses that would have been received under the existing intercompany franchise agreement. Does not represent the impact of the franchise agreements with the new owners of the assets.